Exhibit 99.1

March 5, 2015

Digital Turbine Shareholders Approve Stock Issuance in Connection with Appia Merger at Annual Stockholder Meeting

AUSTIN, Texas, March 5, 2015 /PRNewswire/ -- Digital Turbine, Inc. (Nasdaq: APPS), the company empowering operators and Original Equipment Manufacturers (OEMs) around the globe with end-to-end mobile solutions, announced that at its Annual Stockholder Meeting on March 5, 2015, Digital Turbine stockholders voted to approve the issuance and sale of shares pursuant to the merger agreement with Appia, the leading independent mobile user acquisition network, with over 99% of the votes cast in favor of the merger. The merger is expected to close promptly, at which time Digital Turbine will announce the date and time of a fiscal 2016 outlook update call.

In addition, stockholders also approved: the election of six directors to serve on the board of directors; in non-binding advisory votes, the compensation of the named executive officers (the "say-on-pay" vote) and to hold an annual advisory vote on future say-on-pay; and the ratification of SingerLewak LLP as the independent registered public accounting firm for fiscal year ending March 31, 2015. Final voting results will be reported in a Current Report on Form 8-K filed with the Securities and Exchange Commission.

About Digital Turbine, Inc.

Digital Turbine works at the convergence of media and mobile communications, delivering end-to-end products and solutions for mobile operators, device OEMs and other third parties to enable them to effectively monetize mobile content. The company's products include DT Ignite™, a mobile device management solution with targeted app distribution capabilities, DT IQ™, a customized user experience and app discovery tool, DT Marketplace™, an application and content store, and DT Pay™, a content management and mobile payment solution. Headquartered in Austin, Texas with global offices in Berlin, Singapore, Sydney and Tel Aviv, Digital Turbine's solutions are used by more than 31 million customers each month across more than 20 global operators. For additional information visit www.digitalturbine.com or connect with Digital Turbine on Twitter at @DigitalTurbine.

About Appia

Appia is the leading independent mobile user acquisition network. Appia has delivered more than 85 million app installs for hundreds of advertisers, including 60 of the top 100 more than 85 million app installs for hundreds of advertisers, including 60 of the top 100 grossing apps on the App Store and Google Play. Appia provides the technology, infrastructure, and scale to provide higher lifetime value users for advertisers while driving positive return on ad spend. In addition, Appia partners with a diverse set of publishers including app developers, mobile websites, and carriers to maximize their advertising revenue. Appia has been recognized for its leadership in the mobile ad tech space by Inc 500|5000, AlwaysOn's OnMobile Top 100 Private Companies, The Wall Street Journal's Top 50 Venture Backed Companies, and The Stevie Award for Most Innovative Tech Company. Appia is backed by leading venture capital firms including Venrock, Trident Capital, DCM, and Eric Schmidt's TomorrowVentures. Currently Appia operates in multiple offices worldwide including San Francisco, Singapore, Durham, Cork, and Mexico City. More information is available at www.appia.com, @Appia, and Appia's Blog.

Forward-Looking Statements

This news release includes "forward-looking statements" within the meaning of the U.S. federal securities laws. Statements in this news release that are not statements of historical fact and that concern the anticipated closing of the merger with Appia and any other statement that may be construed as a prediction of future performance or events,. These forward-looking statements speak only as of the date made and involve known and unknown risks, uncertainties and other factors which may, should one or more of these risks uncertainties or other factors materialize, cause actual results to differ materially from those expressed or implied by such statements. These factors include the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the inability to complete the merger within the expected time period or at all, including the failure to satisfy conditions to completion of the merger; risks related to disruption of management's attention from the ongoing business operations due to the proposed merger; the effect of the announcement of the proposed merger on the Digital Turbine's or Appia's relationships with their respective customers, lenders, operating results and businesses generally; material adverse changes in Digital Turbine's or Appia's operations or financial results prior to closing; the ability to expand the combined company's global reach, accelerate growth and create a scalable, low-capex business model that drives EBITDA; failure to realize anticipated operational efficiencies, revenue (including projected revenue) and cost synergies and resulting revenue growth, EBITDA and free cash flow conversion if the merger is consummated; inability to refinance the assumed Appia debt subsequent to the closing or to refinance the debt on favorable terms; unforeseen difficulties preventing rapid integration of Appia's app-install infrastructure into Digital Turbine's existing platform; the potential for unforeseen or underestimated cash requirements necessary to enable transaction synergies to be realized; the inherent and deal specific challenges in converting discussions with carriers into actual contractual relationships; product acceptance of a new product such as DT Ignite or DT IQ in a competitive marketplace; device sell through for any specific device or series of devices; the potential for unforeseen or underestimated cash requirements or liabilities; the impact of currency exchange rate fluctuations on our reported GAAP financial statements; the company's ability as a smaller company to manage international operations; its ability given the company's limited resources to identify and consummate acquisitions; varying and often unpredictable levels of orders; the challenges inherent in technology development necessary to maintain the company's competitive advantage such as adherence to release schedules and the costs and time required for finalization and gaining market acceptance of new products; changes in economic conditions and market demand; rapid and complex changes occurring in the mobile marketplace; pricing and other activities by competitors; and other risks including those described from time to time in Digital Turbine's filings on Forms 10-K and 10-Q with the Securities and Exchange Commission (SEC), press releases and other communications. You should not place undue reliance on these forward-looking statements. The company does not undertake to update forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

For more information contact:

Carolyn Capaccio/Monica Chang

LHA

(212) 838-3777/(415) 433-3777

digitalturbine@lhai.com